Filed by Coastline Corporate Services, Inc. – 727-596-6095 – Neema Form 8-A 12G

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NEEMA INC,

(Exact name of registrant as specified in its charter)

Nevada	20-4126700
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

#215-2211 W. 4th Avenue Vancouver, BC	V6K 4S2
(Address of principal executive offices)	(Zip Code)

SECURITIES TO BE REGISTERED PURSUANT TO

SECTION 12(b) OF THE ACT:

Title of each class to be registered	Name of each exchange on which Each class is registered
None

SEC Registration File No. 333-136027

(Securities Act registration statement file number to which this form relates)

SECURITIES TO BE REGISTERED PURSUANT TO

SECTION 12(g) OF THE ACT:

Common Stock, par value $.001 per share

(Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

      The description of the Registrant's Common Stock and the description of the anti-takeover effects of the charter and by-laws of the Registrant included under the caption "Description of Securities" set forth in the Prospectus contained in the Registration Statement on Form SB-2 of the Registrant (Registration No. 333-136027, filed with the Securities and Exchange Commission on July 25, 2006 (the "Original Filing"), as further amended from time to time (collectively, the "Registration Statement"), is incorporated herein by reference.

Item 2.  Exhibits.

     3.1 Articles of incorporation of registrant  (incorporated by reference herein from Exhibit 3.1 to Form SB-2, Registration No. 333-136027)

     3.2 By-laws of registrant  (incorporated by reference herein from Exhibit 3.2 to Form SB-2, Registration No. 333-136027)

     4  Specimen stock certificate

Filed by Coastline Corporate Services, Inc. – 727-596-6095 – Neema Form 8-A 12G

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEEMA Inc,, Registrant

October 25, 2007	By:	/s/: Nigel Liang
Nigel Liang, President, CEO, Chairman of the Board of Directors, Principal Executive Officer

October 25, 2007	By:	/s/: Audra Yap
Audra Yap, Treasurer, Chief Financial Officer, Principal Accounting Officer, and Director

October 25, 2007	By:	/s/: Nicholas Wu
Nicholas Wu, Secretary and Director